EXHIBIT 99.3

The following form of voting Web site is being used in connection with voting by certain shareholders receiving their proxy materials via the Internet and employee-shareholders of the Registrant in connection with the Registrant’s 2011 Annual Meeting of Shareholders.

WEBSITE AVAILABLE TO SHAREHOLDERS AND EMPLOYEE

SHAREHOLDERS OF AMERICAN EXPRESS COMPANY RECEIVING

PROXY MATERIALS VIA THE INTERNET

Note: material within brackets indicates use of a hyperlink

ProxyVote™

•	Submit your proxy voting instructions
•	View electronic versions of proxy voting materials
•	Sign up to receive future shareholder materials via email
•	Request proxy voting materials if you received a Notice of Internet Availability

It is easy to get started

Simply enter your 12 or 14 digit control number in the box below. This control number can be found in several places depending on the type of notification you received.

•	[Vote Instruction Form] and [Proxy Card] recipients can find the control number next to the label Control No. or in the box next to the arrow.
•	[Email Notification] recipients can find the control number next to the label Control Number.
•	[Notice of Internet Availability] of meeting materials. Your control number is located in the box indicated by the arrow.

Enter Control Number
U.S. Investors—Click [here] to view our Shareholder Education website
Canadian Investors—Our Canadian Shareholder Education website is coming soon.

[Submit]	[Click here] to view the SEC’s proxy voting education website.

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AMERICAN EXPRESS COMPANY	Control#

•	View our shareholder material by choosing the option below.

•	Request material be sent to you by email or hardcopy at no charge by choosing the option below.

•	Vote by choosing the option below or vote by phone at 1-800-690-6903

Links to 2011 Shareholder Material(s) [Proxy Materials]

Request Copy of Shareholder Material(s)	Vote Your Shares [Click Here]
[Click Here] (See Footnote 1 below)	(See Footnote 2 below)

[Learn more about Notice and Access] (See Footnote 3 below)

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INTERNET VOTING

Footnotes
Footnote 1

AMERICAN EXPRESS COMPANY	Control#

Fulfillment Request Service

Links to 2011 Shareholder Material(s)

[Proxy Materials]

If you wish to receive copies of meeting materials and voting forms*, please choose from one of the selections below.

(*voting forms are not available if the meeting date has passed)

m	Email Materials for this Meeting - Please send a full set of proxy materials related to this control number by email to the email address below.

m	Email Materials for this Meeting and Hard Copy for All Future Meetings* - Please send a full set of proxy materials related to this control number by email to the email address below and send a full set of proxy materials for all future meetings by mail to the same address as the Notice at no cost to me.

*PLEASE NOTE: If you currently receive proxy communications via e-mail, you must also unenroll from that service using the Enroll/Maintain Electronic Delivery Preference link below.

Email Address:	Verify Email Address:

m	Hard Copy Materials for this Meeting - Please send a full set of proxy materials related to this control number by mail to the same address as the Notice at no cost to me.

m	Hard Copy Materials for this Meeting and All Future Meetings* - Please send a full set of proxy materials related to this control number by mail for this meeting and for all future meetings to the same address as the Notice at no cost to me.

*PLEASE NOTE: If you currently receive proxy communications via email, you must also unenroll from that service using the Enroll/Maintain Electronic Delivery Preference link below.

Enroll/Maintain Electronic Delivery Preference - If you wish to enroll to receive all future materials electronically or maintain an existing enrollment, please [click here].

[Submit Request] [Back to Shareholder Portal]

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Footnote 2

AMERICAN EXPRESS COMPANY	Control#

200 Vesey Street	Meeting Materials
New York, New York 10285	[Proxy Materials]

2011 Annual Meeting of Shareholders

Monday, May 2, 2011 9:00 A.M. Eastern Time

Meeting for holders as of: 03/04/2011

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy statement. Scroll down for proxy instructions and voting.

To vote via telephone call 1-800-690-6903

PROXY BALLOT

AMERICAN EXPRESS COMPANY

Proxy for the Annual Meeting of Shareholders

on Monday, May 2, 2011

The shareholder submitting this proxy (“shareholder”) hereby appoints Daniel T. Henry, Louise M. Parent, and Carol V. Schwartz, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s headquarters, 200 Vesey Street, New York, NY 10285, on Monday, May 2, 2011 at 9:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated below with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The shareholder hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone.

Notice to employees participating in the American Express Retirement Savings Plan (“RSP”) or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”).

Your voting instructions must be received on or before 11:59 P.M. Eastern Time, Wednesday April 27, 2011, by Broadridge, which is acting on behalf of the Trustees of the Plans. If your voting instructions are not received by 11:59 P.M. Eastern Time, Wednesday, April 27, 2011, the Trustees of the RSP and the ESOP will not vote the shares.

Recommendations of the Board of Directors:

Choose this option if you would like to vote your shares with the recommendations of the Board of

Directors. See below or refer to the proxy statement for details on the recommendations.

Please be advised that this agenda contains an item for you to record your preference on how often you would like to vote on Executive Compensation.

[Vote with the Board’s Recommendations]

	Proposal(s)	Recommendations of the Board of Directors	Vote Options

01	DIRECTOR		O For All Nominees
	1) D.F. AKERSON		O Withhold All Nominees
	2) C. BARSHEFSKY		O For All Except Selected Below
	3) U.M. BURNS		1) ☐ D.F. AKERSON
	4) K.I. CHENAULT		2) ☐ C. BARSHEFSKY
	5) P. CHERNIN		3) ☐ U.M. BURNS
	6) T.J. LEONSIS		4) ☐ K.I. CHENAULT
	7) J. LESCHLY		5) ☐ P. CHERNIN
	8) R.C. LEVIN		6) ☐ T.J. LEONSIS
	9) R.A. MCGINN		7) ☐ J. LESCHLY
	10) E.D. MILLER		8) ☐ R.C. LEVIN
	11) S.S REINEMUND		9) ☐ R.A. MCGINN
	12) R.D.WALTER	For	10) ☐ E.D. MILLER
	13) R.A.WILLIAMS		11) ☐ S.S REINEMUND
12) ☐ R.D.WALTER
13) ☐ R.A.WILLIAMS
02	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	For	O For	O Against	O Abstain

03	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	For	O For	O Against	O Abstain

04	ADVISORY VOTE ON FREQUENCY OF ADVISORY EXECUTIVE COMPENSATION VOTE	1 Year	O 1 Year	O 2 Years	O 3 Years	O Abstain

05	SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING FOR DIRECTORS.	Against	O For	O Against	O Abstain

06	SHAREHOLDER PROPOSAL RELATING TO THE CALLING OF SPECIAL SHAREHOLDER MEETINGS.	Against	O For	O Against	O Abstain

Comments or Address Changes:

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(See Footnote 4)

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Footnote 3

Definitions

In July 2007, the US Securities and Exchange Commission made modifications to shareholder material delivery rules. The Notice of Internet Availability has directed you to www.proxyvote.com, a site which provides electronic access to meeting related materials (e.g., annual reports and proxy materials) instead of traditional hard-copy packages. This site gives you the ability to view these meeting related materials over the Internet, vote your shares and order printed copies of these materials, if desired. There is no charge to the investor for access to or use of ProxyVote. No personal information is captured and you do not need to provide anything more than your control number. We use 128 bit Secure Sockets Layer (SSL) encryption technology - the most widely used method of securing Internet privacy today - to protect the privacy and security of the information input into ProxyVote when you access this website and vote your shares.

Footnote 4

PROXY FINAL SUBMISSION	Control#

•	Please check all of the information below for accuracy.
•	If any of the information is incorrect, return to the Proxy Ballot by using the Back button below.
•	If your votes have been reflected correctly click on Final Submission button below.

AMERICAN EXPRESS COMPANY

200 Vesey Street

New York, New York 10285

2011 Annual Meeting of Shareholders

Monday, May 2, 2011 9:00 A.M. Eastern Time

Meeting for holders as of: 03/04/11

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy statement. Scroll down for proxy instructions and voting.

To vote via telephone call 1-800-690-6903

PROXY BALLOT

You elected to vote as recommended by the Board of Directors.

OR

You did not enter any vote options. Your vote will be cast as recommended by the Board of Directors.

OR

You have voted as follows.

	Proposal	Recommendations of the Board of Directors	You Voted
or
*No vote entered. Your vote will be cast as recommended by the Board.

01	DIRECTOR		For All Nominees
	1) D.F. AKERSON		1) D.F. AKERSON
	2) C. BARSHEFSKY		2) C. BARSHEFSKY
	3) U.M. BURNS		3) U.M. BURNS
	4) K.I. CHENAULT		4) K.I. CHENAULT
	5) P. CHERNIN		5) P. CHERNIN
	6) T.J. LEONSIS		6) T.J. LEONSIS
	7) J. LESCHLY		7) J. LESCHLY
	8) R.C. LEVIN		8) R.C. LEVIN
	9) R.A. MCGINN		9) R.A. MCGINN
	10) E.D. MILLER		10) E.D. MILLER
	11) S.S REINEMUND		11) S.S REINEMUND
	12) R.D.WALTER	For	12) R.D.WALTER
	13) R.A.WILLIAMS		13) R.A.WILLIAMS

02	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	For	For

03	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	For	For

04	ADVISORY VOTE ON FREQUENCY OF ADVISORY EXECUTIVE COMPENSATION VOTE	1 Year	1 Year

05	SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING FOR DIRECTORS.	Against	Against

06	SHAREHOLDER PROPOSAL RELATING TO THE CALLING OF SPECIAL SHAREHOLDER MEETINGS.	Against	Against

If any of the above information is incorrect, return to the Proxy Ballot form by using the Back button below.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:

[Final Submission] [Back]

Footnote 5

AMERICAN EXPRESS COMPANY	Control#

200 Vesey Street

New York, New York 10285

2011 Annual Meeting of Shareholders

Monday, May 2, 2011 9:00 A.M. Eastern Time

Meeting for holders as of: 03/04/11

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In the future, when, and if, material is available electronically, we will send you an e-mail which will contain information that will point you to an Internet location where the material is available, along with a link to ProxyVote.com (when applicable) to submit your voting instructions. We hope you will give this option your serious consideration.

[Click here] to enter your next Control Number.

[Click here] to enroll in e-delivery.

[Click here] to return to the shareholder portal.

You elected to vote as recommended by the Board of Directors.

OR

You did not enter any vote options. Your vote will be cast as recommended by the Board of Directors.

OR

You have voted as follows.

	Proposal	Recommendations of the Board of Directors	You Voted
or
*No vote entered. Your vote will be cast as recommended by the Board.

01	DIRECTOR		For All Nominees
	1) D.F. AKERSON		1) D.F. AKERSON
	2) C. BARSHEFSKY		2) C. BARSHEFSKY
	3) U.M. BURNS		3) U.M. BURNS
	4) K.I. CHENAULT		4) K.I. CHENAULT
	5) P. CHERNIN		5) P. CHERNIN
	6) T.J. LEONSIS		6) T.J. LEONSIS
	7) J. LESCHLY		7) J. LESCHLY
	8) R.C. LEVIN		8) R.C. LEVIN
	9) R.A. MCGINN		9) R.A. MCGINN
	10) E.D. MILLER		10) E.D. MILLER
	11) S.S REINEMUND		11) S.S REINEMUND
	12) R.D.WALTER	For	12) R.D.WALTER
	13) R.A.WILLIAMS		13) R.A.WILLIAMS

02	RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	For	For

03	ADVISORY VOTE ON EXECUTIVE COMPENSATION.	For	For

04	ADVISORY VOTE ON FREQUENCY OF ADVISORY EXECUTIVE COMPENSATION VOTE.	1 Year	1 Year

05	SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING FOR DIRECTORS.	Against	Against

06	SHAREHOLDER PROPOSAL RELATING TO THE CALLING OF SPECIAL SHAREHOLDER MEETINGS.	Against	Against